Exhibit 10.41

Supplementary Agreement to the Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd.

The Supplementary Agreement to the Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd. (hereinafter referred to as “the Supplementary Agreement”) is made and entered into by and among the Parties below in Chengdu on February 5, 2021:

Party A: Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (hereinafter referred to as “the Investor”)

Unified social credit code: 91510100MA6DF5NL3B

Legal representative: Hu Xiang

Address: No. 1602, 16/F, Building 1, No. 1098 Middle Section of Jiannan Avenue, High-tech Zone, Chengdu, China (Sichuan) Pilot Free Trade Zone

Mobile: 13541066721

Party B: Hunan Xixingtianxia Technology Co., Ltd. (hereinafter referred to as “the Target Company”)

Unified social credit code: 91430100MA4QEPGP9T

Legal representative: Liang Huang

Address: No. 723, Building 3A, Jinke Times Center, No. 1 Xiangyang Road, Changsha Economic & Technological Development Zone

Mobile: 18711104823

Party C: Li Xiaoli

ID Card No.: 431081198208131102

Residential address: Room 1302, Building 10, Canglong Phase II, No. 188 Hongshan Road, Kaifu District, Changsha

Mobile: 13874990299

Party D: Liu Xiaohong

ID Card No.: 510182198212270034

Residential address: No. 23 Taikang Road, Pengzhou County-level City, Chengdu, Sichuan Province

Mobile: 18081047178

(Party C and Party D are collectively referred to as the “Original Shareholders”)

The Investment Agreement of Hunan Xixingtianxia Technology Co., Ltd. (hereinafter referred to as “the Original Agreement”) was made and entered into by and among the Parties in Chengdu on September 11, 2020 in principles of voluntariness, equality, fairness, honesty and credibility. The following supplementary agreement is hereby reached by the Parties hereto through friendly consultation for any matter uncovered in the Original Agreement, and shall have the same legal effect as the Original Agreement.

The Article 3.1-3.3 of “Article 3 Investment” in the Original Agreement is supplemented and modified to read:

3.1	The Investor under the Agreement shall make multiple rounds of Investments in the Target Company with a total amount of RMB40 million, which shall be invested in the Company in the form of capital increase. Upon completion of the total investments, the Investor shall hold 78.74% of the shares of the Target Company.

3.2	Upon completion of the total investment, the equity structure of the Target Company shall be as follows:

Shareholder Name	Subscribed Capital Contribution (RMB10,000)	Paid-in Capital Contribution (RMB10,000)	Method of Capital Contribution	Equity Ratio
Sichuan Senmiao Zecheng Business Consulting Co., Ltd.	4000	0	In Currency	78.74%
Li Xiaoli	702	78	In Currency	13.82%
Liu Xiaohong	378	42	In Currency	7.44%
Total	5080	120	In Currency	100%

3.3	Upon the signing of the Agreement by and among the Parties and the business registration change regarding the aforesaid capital increase, as well as the Investor has been recorded as a shareholder of the Target Company, the Investor shall complete its full capital contribution obligations to the Target Company by January 24, 2039.

The Article 3.7 is supplemented and modified to read:

3.7	The Parties acknowledge that in case of any change to the final investment amount of Party A, the Parties shall enter into a separate supplemental agreement to the Agreement, provided that Party A shall still hold 78.74% of the equity interests of the Target Company and the supplemental agreement shall have the same legal effect as the Agreement.

The remaining provisions other than those involve any modification, addition or supplementation shall be executed in accordance with the Original Agreement.

The Supplementary Agreement shall take effect as of the date of signature and fingerprint of natural persons hereto, and the date of signature and corporate seal by the legal representatives or authorized representatives of entities. The Agreement is made in four counterparts, with each Party holding one copy and each copy being equally authentic.

(No text on this page)

Party A: Sichuan Senmiao Zecheng Business Consulting Co., Ltd. (seal)

Legal representative (or authorized representative): (seal) Date:

Party B: Hunan Xixingtianxia Technology Co., Ltd. (seal)

Legal representative (or authorized representative): (seal) Date:

Signature and fingerprint of Party C (or authorized representative): (seal) Date:

Signature and fingerprint of Party D (or authorized representative): (seal) Date: